    As filed with the Securities and Exchange Commission on July 2, 2003
                                           Registration Statement No. 333-102629
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------
                          PRE-EFFECTIVE AMENDMENT NO.2
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                               CCP WORLDWIDE, INC.
                 (Name of small business issuer in its charter)

          Delaware                       3086                    45-0486747
(State of incorporation or     (Primary Standard Industrial  (I.R.S.Employer
jurisdiction of organization)  Classification Code Number)   Identification No.)

                              ---------------------

                        6040-A Six Forks Road, Suite 179
                          Raleigh, North Carolina 27609
                                 (919) 872-0401
          (Address and telephone number of principal executive offices)

                             ----------------------

                          Corporation Service Company
                              2711 Centerville Road
                                    Suite 400
                           Wilmington, Delaware 19808
                                  (800)927-9800
            (Name, address and telephone number of agent for service)

                            ------------------------

Copies of all communications, including all communications sent to the agent for service, should be sent to:
                            Adam S. Gottbetter, Esq.
                             Kevin F. Barrett, Esq.
                            Gottbetter & Partners, LLP
                                630 Third Avenue
                            New York, New York 10017
                                 (212) 983-6900

                            ------------------------

     Approximate date of proposed sale to the public: From time to time after the effective date of the registration statement until such time that all of the shares of common stock registered hereunder have been sold.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
=========================================================================================================
   TITLE OF EACH CLASS           AMOUNT BEING   OFFERING PRICE     MAXIMUM AGGREGATE      AMOUNT OF
OF SECURITIES BEING REGISTERED    REGISTERED     PER SHARE (1)     OFFERING PRICE (1)   REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
Shares of Common Stock . . . . .   1,995,000         $.10               $199,500             $25
---------------------------------------------------------------------------------------------------------
Total. . . . . . . . . . . . . .                                        $199,500             $25
---------------------------------------------------------------------------------------------------------
Amount Due. . . . . . . . . . .                                                              $25
=========================================================================================================

(1)  Estimated  for  purposes of computing the registration fee pursuant to Rule
457.
                                   -------------------------

     THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR DOES IT SEEK AN OFFER TO BUY, THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT  TO  COMPLETION.  DATED                                ,  2003.

PROSPECTUS



                               CCP WORLDWIDE, INC.


                        1,995,000 SHARES OF COMMON STOCK


     This prospectus relates to the resale by the selling stockholders of 1,995,000 shares of our common stock. The selling stockholders will sell the shares from time to time at $.10 per share until our shares are quoted on the Over-the-Counter Bulletin Board ("OTCBB") and thereafter at prevailing market prices or privately negotiated prices. There is no set minimum or maximum number of shares that can be purchased by an investor. There is no assurance that our common stock will be included on the OTCBB. We will not receive any proceeds from any sales made by the selling stockholders but will pay the expenses of this offering. This is the initial registration of any of our shares.

     This offering will terminate on the earlier of:

     (i) the date that all shares offered by this prospectus have been sold by the selling shareholders,

    (ii) twenty-four (24) months from the effective date of the Registration Statement on Form SB-2 that we have filed with the SEC, or

   (iii) the date all of the selling shareholders may sell all of the shares described herein without restriction by the volume limitations of Rule 144(k) of the Securities Act.

     No  public  market  currently  exists  for  the  shares  of  common  stock.

     AS YOU REVIEW THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED IN "RISK FACTORS" BEGINNING ON PAGE 4.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                   The date of this prospectus is       , 2003

                                TABLE OF CONTENTS
                                                                            Page

Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1

Risk  Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4

Cautionary  Note  Regarding  Forward-Looking  Statements. . . . . . . . . .    7

Determination of Offering Price . . . . . . . . . . . . . . . . . . . . . .    7

Use  of  Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7

Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

Management`s  Discussion  and  Analysis  of  Financial  Condition and
     Results of Operations. . . . . . . . . . . . . . . . . . . . . . . . .    8

Dividend  Policy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

Description  of  Business. . . . . . . . . . . . . . . . . . . . . . . . . .  10

Directors,  Executive  Officers,  Promoters  and  Control  Persons. . . . .   15

Executive  Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . .  16

Security  Ownership  of  Certain  Beneficial  Owners  and  Management. . . .  18

Certain  Relationships  and  Related  Transactions. . . . . . . . . . . . .   19

Description  of  Securities. . . . . . . . . . . . . . . . . . . . . . . . .  19

Selling  Stockholders. . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

Plan  of  Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . .   24

Market  for  Common  Equity. . . . . . . . . . . . . . . . . . . . . . . . .  25

Legal  Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

Legal  Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26

Where  You  Can  Find  More  Information. . . . . . . . . . . . . . . . . .   26

Index  to  Financial  Statements. . . . . . . . . . . . . . . . . . . . . .   27


                     DEALER PROSPECTUS DELIVERY OBLIGATION

     Until ____, 2003 (90 days from the date of this prospectus), all dealers that effect transactions in these securities, whether or not participants in this offering, may be required to deliver a prospectus.

                                     SUMMARY

     This summary highlights the key information contained in this prospectus. Because it is a summary, it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the section titled "Risk Factors".


BUSINESS


     CCP Worldwide, Inc. ("CCP"), through its wholly owned operating subsidiary Custom Craft Packaging, Inc. ("Custom Craft") plans to manufacture cross-linked polyethylene foam. Cross-linked polyethylene is a raw material used by fabricators in the production of many and various foam products such as medical devices, toys, automotive parts, plumbing components, floatation products and industrial applications. Foam fabricators utilize the raw material cross-linked polyethylene in the design and development of these end use products by working with their own engineering staff in conjunction with end use customers.

     Since 1993, Custom Craft has been a broker in the packaging business. Custom Craft primarily brokers corrugated boxes and foam packaging for the manufacturers of industrial and consumer products. Neither CCP nor Custom Craft have any manufacturing experience. CCP is located at 6040-A Six Forks Road, Suite 179, Raleigh, North Carolina 27609; CCP`s phone number is (919) 872-0401.

                                  THE OFFERING

Shares offered by the selling stockholders.  1,995,000

Common  stock  outstanding . . . . . . . .   4,995,000

Use  of proceeds. . . . . . . . . . . . ..   The  selling  stockholders  will
                                             receive  the  net proceeds from the
                                             sale  of  shares.  We  will receive
                                             none  of the proceeds from the sale
                                             of  shares  offered  by  this
                                             prospectus.

                      SUMMARY OF HISTORICAL FINANCIAL DATA

     In the table below, we provide you with summary historical financial information of CCP Worldwide, Inc. This selected financial data relates to CCP`s box brokerage operations and is not indicative of CCP`s proposed future manufacturing operations that will require additional funding of $4,500,000. The following statement of income data for the years ended December 31, 2002, 2001 and 2000 and the balance sheet data as of December 31, 2002, 2001 and 2000 are devices from the audited financial statements of CCP Worldwide, Inc.

     The following financial data should be read in conjunction with, and is qualified by reference to, "Selected Historical Financial Data," "Management`s Discussion and Analysis of Financial Condition and Results of Operations," and the financial statements of CCP Worldwide, Inc. including the notes to these financial statements, included elsewhere in this registration statement/prospectus.

                       CCP WORLDWIDE, INC. and Subsidiary

                       Selected Historical Financial Data



                                      YEARS ENDED DECEMBER 31,
                                 ----------- --------- ---------
                                   2002         2001      2000
                                 ----------  --------- ---------


STATEMENT OF INCOME DATA:
-------------------------
NET SALES                        $  288,919  $ 399,848 $ 486,989
COST OF SALES                       244,733    344,511   413,291
                                 ----------  --------- ---------
GROSS MARGIN                         44,186     55,337    73,698
                                 ----------  --------- ---------

SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES
 EXECUTIVE COMPENSATION              19,400  $  34,675 $  59,796
OTHER                                48,480  $  21,656 $  13,807
DEPRECIATION                             87         55        95
                                 ----------  --------- ---------
TOTAL EXPENSES                       67,967     56,386    73,698
                                 ----------  --------- ---------

(LOSS)/INCOME BEFORE INCOME TAXES  (23,781)    (1,049)        -
                                 ----------  --------- ---------

INCOME TAXES-
    CURRENT:
FEDERAL                                   -          -         -
STATE                                   350        100       100
                                 ----------  --------- ---------
TOTAL INCOME TAXES                      350        100       100
                                 ----------  --------- ---------


(LOSS)/NET INCOME                $  (24,131) $  (1,149)$    (100)
                                 ==========  ========= =========





                                     YEARS ENDED DECEMBER 31,
                                 ----------- ---------  ----------
                                   2002         2001       2000
                                 ----------  ---------  ---------


BALANCE SHEET DATA
------------------
TOTAL CURRENT ASSETS             $  161,095  $  53,556  $  54,583
TOTAL OTHER ASSETS                        -         87       142
                                 ----------  ---------  ---------
TOTAL ASSETS                     $  161,095  $  53,643  $  54,725
                                 ==========  =========  =========


TOTAL CURRENT LIABILITIES            44,402     54,788     54,821

TOTAL SHAREHOLDERS` EQUITY
(DEFICIT)                           116,693     (1,145)       (96)
                                 ----------  ---------  ---------


TOTAL LIABILITIES AND
SHAREHOLDERS` EQUITY             $  161,095  $  53,643  $  54,725
                                 ==========  =========  =========


                                  RISK FACTORS

     Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before you purchase any of our common stock. All of the known material risks inherent in this offering are addressed below. These risks and uncertainties are not the only ones we face. Unknown additional risks and uncertainties, or ones that we currently consider immaterial, may also impair our business operations.

     If any of these risks or uncertainties actually occur, our business, financial condition or results of operations could be materially adversely affected. In this event you could lose all or part of your investment.

WE HAVE NO EXPERIENCE IN, OR REVENUES FROM, THE MANUFACTURING OF CROSS-LINKED POLYETHYLENE FOAM, WHICH MAY RESULT IN THE FAILURE OF CCP AND THEREFORE YOU MAY LOSE ALL OF YOUR INVESTMENT.

     Although CCP`s operating subsidiary Custom Craft Packaging, Inc. has had operations since 1993, neither CCP nor its operating subsidiary Custom Craft Packaging have experience in, or revenues from, the manufacturing of cross-linked polyethylene foam. This lack of manufacturing experience and revenues may make it more difficult for CCP to succeed as a manufacturer of cross-linked polyethylene foam. Therefore, you may lose all of your investment.

UNLESS WE RAISE AN ADDITIONAL $4,500,000 TO BEGIN OPERATIONS TO MANUFACTURE CROSS-LINKED POLYETHYLENE FOAM, YOU MAY LOSE ALL OF YOUR INVESTMENT.

     We need to raise an additional $4,500,000 to begin operations to manufacture cross-linked polyethylene foam. We have no commitments from any funding sources to raise the additional $4,500,000 needed. If we fail to raise this additional $4,500,000 we will not be able to begin production and you may loose all of your investment.

WE PLAN TO DO TWO PRIVATE OFFERINGS OF OUR COMMON STOCK IN 2003 TO RAISE AN ADDITIONAL $4,500,000, WHICH WILL FURTHER DILUTE YOUR OWNERSHIP INTEREST IN CCP.

     We plan to do two private offerings of our common stock in 2003. We will seek to raise an additional $4,500,000, which will further dilute your ownership interest in CCP. We have no commitments from any funding sources to raise the additional $4,500,000 needed in 2003. We do not know what the offering price of the stock may be.

IF WE FAIL TO ENTER INTO AN AGREEMENT WITH A COMPANY THAT CAN PROVIDE THE EQUIPMENT AND EXPERTISE TO MANUFACTURE CROSS-LINKED POLYETHYLENE FOAM, YOU MAY LOSE ALL OF YOUR INVESTMENT.

     We need to enter into an agreement with a company that can provide the equipment and expertise to manufacture cross-linked polyethylene foam. We have no commitments from any such company to provide the needed equipment and manufacturing expertise. Failure to enter into such an agreement would prevent us from operations and you may loose all of your investment.

UNLESS A PUBLIC MARKET DEVELOPS FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO SELL YOUR SHARES, THEREFORE YOUR INVESTMENT WOULD BE A COMPLETE LOSS.

     There is no public market for our common stock. An active trading market may never develop or, if developed, it may not be maintained. Failure to develop or maintain an active trading market could negatively affect the price of our securities, and you may be unable to sell your shares, and therefore your investment would be a complete loss.

WE MAY NOT QUALIFY FOR OVER-THE-COUNTER ELECTRONICS BULLETINS BOARD INCLUSION, AND THEREFORE YOU MAY BE UNABLE TO SELL YOUR SHARES.

     Upon completion of this offering, we will attempt to have our common stock eligible for quotation on the Over-the-Counter Electronic Bulletin Board
("OTCBB" or "Bulletin Board"). OTCBB eligible securities includes securities not listed on NASDAQ or a registered national securities exchange in the U.S. and that are also required to file reports pursuant to Section 13 or 15(d) of the Securities Act of 1933, and the company is current in its periodic securities reporting obligations. CCP has engaged a broker/dealer who has filed a Form 211 with the National Association of Securities Dealers ("NASD") in order to allow the quotation of CCP`s common stock on the OTCBB. The market maker has committed to make a market in our securities once the Form 211 clears with the NASD. For more information on the OTCBB see its website at www.otcbb.com. If for any reason, however, any of our securities are not eligible for continued quotation on the Bulletin Board or a public trading market does not develop, purchasers of the shares may have difficulty selling their securities should they desire to do so. If we are unable to satisfy the requirements for quotation on the Bulletin Board, any trading in our common stock would be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets". As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the securities offered hereby. The above-described rules may materially adversely affect the liquidity of the market for our securities.

OUR PRESIDENT AND CHAIRMAN OF THE BOARD OF DIRECTORS BENEFICIALLY OWNS APPROXIMATELY 60% OF OUR STOCK; HIS INTERESTS COULD CONFLICT WITH YOURS; SHAREHOLDERS MAY BE UNABLE TO EXERCISE CONTROL.

     As of July 1, 2003, our president and chairman of the board of directors, David R. Allison was the beneficial owner of approximately 60% of our common stock. As a result, Mr. Allison will have significant ability to:

     -    elect  or  defeat  the  election  of  our  directors;
     -    amend or prevent amendment of our articles of incorporation or bylaws;
     - effect or prevent a merger, sale of assets or other corporate transaction; and
     - control the outcome of any other matter submitted to the shareholders for vote.

     As a result of his ownership and position, our president and chairman of the board of directors is able to significantly influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions.


OUR PRESIDENT AND CHAIRMAN OF THE BOARD OF DIRECTORS BENEFICIALLY OWNS APPROXIMATELY 60% OF OUR STOCK; SIGNIFICANT SALES OF STOCK HELD BY HIM COULD HAVE A NEGATIVE EFFECT ON OUR STOCK PRICE.

     As of July 1, 2003, our president and chairman of the board of directors, David R. Allison was the beneficial owner of approximately 60% of our common stock. As a result, sales of significant amounts of shares held by Mr. Allison, or the prospect of these sales, could adversely affect the market price of our common stock.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains certain financial information and statements regarding our operations and financial prospects of a forward-looking nature. Although these statements accurately reflect management`s current understanding and beliefs, we caution you that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to be made in this prospectus. For this purpose, any statements contained in this prospectus which are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as, "may", "intend", "expect", "believe", "anticipate", "could", "estimate", "plan" or "continue" or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. There can be no assurance of any kind that such forward-looking information and statements will be reflective in any way of our actual future operations and/or financial results, and any of such information and statements should not be relied upon either in whole or in part in connection with any decision to invest in the shares.

                        DETERMINATION OF OFFERING PRICE

There is no established public market for the common stock being registered. CCP arbitrarily determined the proposed offering price per share.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the stockholder`s shares offered by this prospectus. All proceeds from the sale of the stockholders` shares will be for the account of the selling shareholders.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of  March 31, 2003.


Total  Liabilities. . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . .. . ..   $    35,585
Stockholders`  equity:
   Common stock, $.001 par value; authorized 100,000,000 shares,
      issued and outstanding  4,995,000  shares. . . . . . . . . . . . . . . . . . . . .         4,995
   Preferred  stock,  $.0001  par  value;  authorized 5,000,000 shares, issued and
      outstanding  -0-. . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . .             0
   Additional  paid-in  capital . . . . . . . . . . . . . . . . . . . . . . . . . . . .        136,181
   Retained earnings  (deficit). . . . . . . . . . . . . . . . . . . . .  . . . . . . .        (99,263)
   Total  shareholders`  equity . . . . . . . . . . . . . . . . . . . . . . . . . . . ..        41,913
Total  capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        77,498

                     MANAGEMENT`S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     CCP plans to manufacture cross-linked polyethylene foam. CCP has no experience in manufacturing cross-linked polyethylene foam, or experience in any type of manufacturing, and needs to raise $4,500,000 in order to begin manufacturing. Therefore, CCP believes that the operating history of its operating subsidiary Custom Craft Packaging, Inc. is not in any way indicative of the results that may be expected from the planned manufacture of cross-linked polyethylene foam.

PLAN OF OPERATIONS FOR THE NEXT TWELVE MONTHS

CCP`s plan of operations for the next twelve months is as follows:


                                 MILESTONES                                           COSTS

3th Quarter 2003-
------------------
1.   Evaluate plans and specifications of major equipment for                         None
     manufacturing
2.   Evaluate and detail "Plan of Operations" None

4th Quarter 2003-
-----------------
3.   Establish terms and initiate Private Offering of CCP's                           $25,000
     common stock to raise $1,500,000
4.   Interview, select and hire financial manager and sales                           $15,000-$18,000/mo.
     manager-salaries (following completion of #3)
5.   Locate and evaluate alternative sites for manufacturing facility                 None
6.   Select temporary office and warehouse facility-rental costs                      $4,000-$6,000/mo.
7.   Purchase cross-linked polyethylene products from                                 $50,000-$100,000
     manufacturer that represent the products CCP will be
     manufacturing, to introduce and sell in our market, i.e.
     initiate establishment of market presence

CCP anticipates generating revenue from these purchased products during the first quarter of 2004.

1st Quarter 2004-
-----------------
8.   Establish terms and initiate second Private Offering of CCP's                    $25,000
     common stock to raise $3,000,000
9.   Interview, select and hire production manager-salary (following                  $6,000-$8,000/mo.
     completion of #8)
10.  Select manufacturing facility and initiate preparation for                       $20,000-$30,000/mo.
     production-lease expense
11.  Process environmental permits- permit fees for air, water and solid waste        $1,165
12.  Process building and electrical permits                                          $1,000-$2,000
13.  Develop Company web site                                                         $4,000-$8,000

                                        8

2nd Quarter 2004-
-----------------
14.  Place order for major manufacturing equipment                                    $2.3 to $2.6 million
15.  Order equipment for "facility and related equipment"                             $150,000
16.  Order support equipment                                                          $380,000
17.  Order office equipment and computers                                             $80,000
18.  Interview, select and hire chemist and quality control
     manager-salary                                                                   $6,000-$8,000/mo.
19.  Prepare processes and procedures for production-purchase                         $5,000-$10,000
     related manuals and products
20.  Develop sales catalogues and materials-purchase from printer                     $10,000-$12,000


In the third quarter of 2004, the Company anticipates the start-up of operations and the generation of revenue from these operations.


CCP`s costs of sales and operating expenses have increased significantly since CCP`s inception. This trend reflects increased costs associated with lower profit margins on the product mix of the more recent sales.

CCP has a limited operating history on which to base an evaluation of its business and prospects. CCP`s prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development.


RESULTS OF OPERATIONS - YEARS ENDED DECEMBER 31, 2002 AND 2001 AND FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002

     Net Sales. Net sales fell from $399,848 for the year ended December 31, 2001 to $288,919 for the year ended December 31, 2002. Net sales for the three months ended March 31, 2002 were $101,060, compared to the three months ended March 31, 2003 which were $47,819. CCP believes that this decrease was a result of the general economic downturn, the loss of a significant amount of business from a major customer, Carolina Classic Catfish, and possibly in part related to the terrorist attacks of September 11, 2001. For example, in 2001 CCP had sales of $18,470 to Valcor, Inc., whereas in 2002 CCP had no sales to Valcor, Inc.

     Cost of Sales. Cost of sales decreased from $344,511 in 2001 to $244,733 in 2002. Cost of sales for the three months ended March 31, 2002 were $90,122 compared to the three months ended March 31, 2003, which were $38,950. This decrease reflected CCP`s decrease in sales volume. CCP`s gross profit margin for the year end 2001 was 14% of net sales, compared to 15% for the year end 2002.

     Selling, General and Administrative Expenses. Executive Compensation expenses remained constant at $45,000 the year ended December 31, 2001 to the year ended December 31, 2002. However, other expenses increased from $21,656 for year ended December 31, 2001 to $38,480 for the year ended December 31, 2002. The increase in other expenses was largely due to the legal and accounting costs related to the creation of CCP and this registration statement.

Shareholder compensation for the three months ended March 31, 2002 was $11,250 compared to the three months ended March 31, 2003 which was $32,814. This increase was due to additional duties and responsibilities in part related to planning CCP's new business. Other expenses for the three months ended March 31, 2002 were $2,130 compared to the three months ended March 31, 2003 were $50,360. This increase was due to legal and accounting expenses related to this registration statement and increased payroll taxes related to increased shareholder compensation.

     Income Taxes. These minimal taxes, $475 for the three months ended March 31, 2003, and $350 for the year ended December 31, 2002 and $100 for the year ended December 31, 2001, were North Carolina corporate taxes.

     Net Loss. Net loss increased from $11,474 in 2001 to $39,731 in 2002, reflecting decreased sales and increased expenses from 2001 to 2002. Net loss for the three months ended March 31, 2002 was $2,442 compared to a net loss for the three months ended March 31, 2003 which was $74,780. This loss was due in part to increased shareholder compensation and legal and accounting expenses related to this registration statement.

LIQUIDITY AND CAPITAL RESOURCES

Since inception CCP has financed its operations with cash flow from operations and through the private sale of its common stock.

CCP had a net loss of $11,474 for the year ended December 31, 2001 compared to a net loss of $39,731 for the year ended December 31, 2002. This increase in net loss was attributable to a decrease in net sales in 2002 and an increase in legal and accounting expenses incurred in the fourth quarter of 2002 related to this registration statement. CCP had net loss of $2,442 for the three months ended March 31, 2002 compared to a net loss of $74,780 for the three months ended March 31, 2003. This loss was attributable to a decrease in net sales and a significant increase in legal and accounting expenses, as referenced.


Shareholder compensation remained constant at $45,000 for the years ended December 31, 2001 and 2002.

Accounts receivables for the year ended December 31, 2002 was $20,051. Accounts receivable for three months ended March 31, 2003 were $22,110.

Payroll taxes were $5,324 for the three month period ended March 31, 2003 and were non existent in prior periods due to the Company's prior status as a Subchapter "S" corporation.

     Net Cash provided by operating activities was $970 for the year ended December 31, 2002, compared to $46,708 provided for the year ended December 31, 2001. This decrease is attributed to the decrease in sales and increase in expenses from 2001 to 2002. One customer, Carolina Classic Catfish, accounted for 61% of accounts receivable at December 31, 2001 and 43% ($9,667) at December 31, 2002. Another, customer Vital Source Technologies, accounted for 57% of accounts receivable ($12,619) at December 31, 2002. These customers have been paying within terms, which is within 30 days. Customer payment on average has been 30 to 35 days from the date of the invoice.

Net cash used in operating activities for the three months ended March 31, 2002 was $10,929 compared to the three months ended March 31, 2003 which was $85,656. This increase was due in part to increased shareholder compensation and legal and accounting expenses related to this registration statement.

     Cash flows from financing activities were derived from common stock issued for cash, which resulted in an inflow of $139,469 for the year ended December 31, 2002. From November 2002 to December, 2002, CCP sold 1,945,000 shares of its common stock at $.10 per share for a total of $194,500 against which $55,031 of placement costs were charged. The sales were a private transaction. There were no CCP stock sales in 2001 or 2003. Dividends to shareholder for the year ended December 31, 2001 were $34,675 compared to the year ended December 31, 2002 which was $19,400. There were no dividends to shareholder in the three months ended March 31, 2002 or the three months ended March 31, 2003.

     As of December 31, 2002, CCP had $133,927 in cash, compared to $48,271 at March 31, 2002. This increase in cash was due to the private sale of CCP`s stock in 2002, as described above.

     CCP has no material commitments for capital expenditures.

     The cost of this Form SB-2 securities registration statement is estimated to be approximately $70,255; $55,031 has been paid from the proceeds of the private equity offering that CCP conducted from November 2002 to December 2002. The value will be charged to expenses as incurred.

     CCP requires additional capital of approximately $4,500,000 to begin the manufacture of cross-linked polyethylene foam. CCP will seek to sell additional equity securities through two private offerings. CCP will seek to raise $1,500,000 in the fourth quarter of 2003, and $3,000,000 in the first quarter of 2004. CCP anticipates doing these offerings on a `best-efforts` basis. CCP does not have any commitment from any sources to raise this capital. The sale of additional equity securities will result in dilution to CCP`s stockholders. There can be no assurance that financing will be available in amounts or on terms acceptable to CCP, if at all.

     If CCP is unable to raise the $4,500,000 necessary to implement the cross-linked polyethylene aspect of its business, CCP would continue as a packaging products business. In addition, CCP would still seek to include cross-linked polyethylene as a product offering. CCP would seek to purchase cross-linked polyethylene from other manufacturers and distribute the product in the United States.

The cost of this securities offering, estimated to be approximately $70,255, has been paid from the proceeds of the private equity offering that CCP conducted from November 2002 to December 2002.

                                  DIVIDEND POLICY

     We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has sole discretion to pay cash dividends based on our financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.

                             DESCRIPTION OF BUSINESS


     CCP Worldwide, Inc. ("CCP") was incorporated under the laws of Delaware on September 23, 2002. Our current operations are conducted through our wholly owned subsidiary Custom Craft Packaging, Inc. ("Custom Craft"), which was incorporated under the laws of North Carolina on July 28, 1993. On September 23, 2002, David Allison, the sole shareholder of Custom Craft Packaging, Inc., sold all of his Custom Craft Packaging, Inc. shares to CCP in exchange for 3,000,0000 shares of CCP.

      Custom Craft has been in the packaging business since 1993. Custom Craft primarily supplies corrugated boxes and foam packaging for the manufacturers of industrial and consumer products, to assist these manufacturers in the successful and safe distribution and shipping of their products. The box materials include folding cartons, chipboard, solid fiber boxes and corrugated plastic. The foam packaging includes polyethylene, polyurethane and expanded polystyrene foams. Custom Craft evaluates its customers` needs with respect to many variables include product fragility, method of product distribution and point of sale requirements. Custom Craft acts as an intermediary between the manufacturer of packaging materials and the end users. Custom Craft buys the appropriate packaging materials from the manufacturer and then ships these materials to Custom Craft`s customers, the end users. The manufacturer sends its invoice to Custom Craft and then Custom Craft adds a markup cost and then bills its customers. Neither CCP nor Custom Craft have any manufacturing experience.


Custom  Craft`s  Dependence  Upon  Major  Customers

The percent of revenues generated to Custom Craft from its three major customers for the year ended December 31, 2002 are as follows: Carolina Classic Catfish in Ayden, North Carolina 69%; Camper Products in Henderson, North Carolina 8%; and Zurn Industries in Sanford, North Carolina 7%. These three customers have a good payment history.


CCP`s Planned Business

CCP plans to manufacture cross-linked polyethylene foam. Cross-linked polyethylene foam is a raw material used by fabricators in the production of many and various foam products such as medical devices, toys, automotive parts, plumbing components, floatation products and industrial applications. Foam fabricators utilize the raw material cross-linked polyethylene foam in the design and development of these end use products by working with their own engineering staff in conjunction with end use customers. CCP plans to supply the raw cross-linked polyethylene foam to manufacturers who will produce the end use products. However, CCP will not produce any of the end use products made from the raw cross-linked polyethylene foam.


The process of cross-linked polyethylene foam manufacturing begins with the mixing of prescribed volumes of various resins and other chemicals. CCP believes that these resins and chemicals are readily available. Once mixed, the chemical base is fed through a mill to roll into a thin sheet. The sheets are then cut to specific sizes and stacked. Each individual "stack" is put into a mold and then heated to a specified temperature for a specified duration. The product is removed from the mold, cleaned and made ready for shipment.

The cross-linked polyethylene foam product as it comes out of a mold is termed a "bun". The most common industry standards for bun sizes are 4" x 48" x 72", 3" x 48" x 72", and 4" x 30" x 96". Buns of cross-linked polyethylene foam are produced in densities ranging from 1.5 to 8 lbs. per cubic foot. Buns are sold by the price per board foot of a given density of material. A board foot is calculated by length x width x thickness divided by 144.

Cross-linked polyethylene foam is non-porous, which means it does not absorb water. This makes it a primary material for use in flotation devices. It is resistant to "creep" which means it maintains its compression qualities over a long period of time. It is lightweight, flexible and durable. This makes it an ideal material for use in insoles of athletic and walking shoes. Cross-linked polyethylene foam has a very "tight" cell structure which makes it smooth and non-abrasive. This characteristic supports uses in athletic mats and medical prosthetics.

The manufacturing processes utilized by fabricators to produce end use products are many and varied. They include die cutting that includes developing a steel rule die board to a specific shape and then compressing the cross-linked polyethylene foam between the rule and a hard platen surface to produce a finished cut piece. The product can be thermoformed by using a mold, then heating the material to a specified temperature and the material will conform to the shape of the mold. Similarly, compression molding can be utilized by inserting the material into a mold and applying levels of pressure to form to the shape of the mold. Certain applications such as shoe insoles require lamination of cross-linked polyethylene foam to other foams and substrates. Lamination can be achieved by heating foam surfaces that creates a bonding or by use of adhesives.

The potential market for cross-linked polyethylene foam are fabricators and distributors. As indicated, fabricators physically convert foams into end use products. Distributors also have a significant role in the distribution chain of cross-linked polyethylene foam. Since distributors maintain inventory and can provide cross-linked polyethylene foam in short lead times and in less than truck load quantities, many fabricators rely on distributors for foam materials. Therefore, distributors will be a target market for our cross-linked polyethylene foam.

     The following industries and industry categories are the primary end users of cross-linked polyethylene:

-  Automotive Cushion and Component Parts    -  Gaskets, Water Sport Floatation Devices
-  Shoes  (Soles  and  Insoles)              -  Consumer  and  Novelty  Products
-  Furniture  Padding                        -  Wrestling  Mats
-  Athletic  Products                        -  Astro  Turf  Pads
-  Packaging                                 -  Industrial  and  Medical  Uses


     CCP must raise an additional $4,500,000 for equipment, working capital and related costs to begin the manufacture of cross-linked polyethylene.

COMPETITION

     In CCP`s current box brokerage business the largest competitors are International Paper, Georgia-Pacific, Weyerhaeuser and Smurfit-Stone, all very large companies. CCP has insignificant market share in the box brokerage industry.

     Below is a summary of the larger foam manufacturers (and their estimated market share) that would be considered competitors of CCP`s proposed cross-linked polyethylene foam business. There are three manufacturers in the U.S. and two internationally that represent most of the industry supply.

                                    Estimated %      Estimated
   Company          Locations       of Bun Market    Annual Sales
   -------          ---------       --------------   -------------
    Celect     St. Johnsville, NY         24%         $13 million
               Richfield Springs, NY

    Voltek     Lawrence, MA               45%         $100 million
               Coldwater, MI

    Zote Foam  England                    18%         $10 million

    Toilon     Ontario, CA                 4%         $3 million

   Youngbow    Korea                       9%         $5 million

     Another significant market is the ethylene vinyl acetate-enhanced cross-linked poly-ethylene market.

                    Manufacturers of Ethylene Vinyl Acetate
                     Enhanced Cross-Linked Polyethylene Bun
                    ---------------------------------------
                                              Estimated
                    Company     Locations     Annual Sales
                    -------     ---------     -------------
                    Rubatex     Bedford, VA    $25  million

                    Monarch     Baltimore, MD  $12  million

     CCP will initially seek business east of the Mississippi River with future expansion to the West Coast, Canada, and Mexico.

     We  will  market  CCP`s  products  by  the  following:

          -    CCP  internet  web  site,(which has not yet been developed)

          -    Professional  literature

          -    Attend  and  solicit  at  industry  seminars  and  trade meetings

          -    Form  customer  alliances

     CCP believes that five producers control the cross-linked polyethylene foam industry. Consequently, CCP believes that this limited competition allows the current producers to charge a premium for their cross-linked polyethylene foam.

EMPLOYEES

     CCP is planning to locate in rural North Carolina in an area that will provide a readily available labor force.

     CCP currently has no full-time employees. CCP`s two officers and directors, David Allison and Ray Provencher, and director Thomas Shute are currently working part-time. CCP plans to employ 25 hourly full-time employees and 10 full-time salaried employees by the end of the first year of operations. The range of pay for hourly employees will be from $8.00 per hour to $11.00 per hour. The range for salaried employees will be from $22,000 per year to $75,000 per year.

SUPPLIER

     CCP plans to purchase supplies, including polyethylene resin, for the production and manufacture of cross-linked polyethylene foam buns. The major supplies may be purchased from the companies listed below:

               Supplier                             Location
               --------                             --------
               1.    Dow  Chemical                  Midland,  MI
               2.    Van  Waters & Rogers           Greensboro,  NC
               3.    Witco                          Greenwich,  CT
               4.    Exxon Mobile Chemical Company  Houston,  TX

COST  OF  EQUIPMENT

     CCP plans to purchase machinery and technology to build a state of the art cross-linked polyethylene foam manufacturing facility. The following is an estimate of the planned purchases:

Description                                                                                 Estimated Cost
-----------                                                                                 --------------
Equipment  (for plastic processing)
 1  Mixer  (heats  and  mixes  resins  and  chemicals)
 1  Mill  (levels  and  flattens  chemical  mix  into  sheets)
 2  x  Stage  1  Presses  (first chemical expansion using heat and blowing agent)
 6  x  Stage  2  Presses  (further expansion (greater dwell time over first stage press))
 2  Sets  of  Molds  (forms  the  block (or bun) sizes; two sizes: 4" x 48" x 72"
                    and 4" x 30"  x  96")
 Large  Mixer  for  FR  Grades  (fire  retardant  requires  special  mixer)
 Heavy  Duty  Molds  for  4,  6  &  8  lb.  Product
      Estimated  Cost. . . . .  . . . . . . . . . . . . . . . . . . . . . . . . .. . .. .  $  2,540,000

Description                                                                                 Estimated Cost
-----------                                                                                 --------------
Equipment  -  (supporting equipment)
  1  Steam  Boiler  300  h.p.  (horse  power)  (used  for  heating  chemical)
  1  Cooling  Tower  200  h.p.  (cools  water  from  boiler)
  1  Air  Receiver  200  cubic  feet/second  (exchanges  air  in  cooling  tower)
  1  Air  Compressor-  150  cubic  feet/minute  capacity
  1  Oil  Heater  and  Cooler  (heats  oil  used  for  mixer  and  presses)
  Block  Washing  Equipment  (washes  mold  release  agent  and  grim  from  buns)
  Laboratory  Equipment  (quality  control  equipment)
  Dewatering  Tank  60  cubic  feet  (cleans  water)
  2  Fork  Trucks
  2  Weight  Scales
  various  tools,  scales  and  product  cleaning  equipment
   Estimated  Cost. . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . .        380,000

Office  Equipment  and  Computers
  (includes  integrated  computer  system  and  software;  phone  system;  office furniture  and  fixtures,  etc.)
    Estimated  Cost. . . . . . . .. . .. . . . . . . . . . . . . . . . . . . . . . . . .         80,000

Facility  and  Other  Estimated  Costs
  Upfitting  and  manufacturing  facility  preparation (includes wiring, plumbing, racks,  dock  preparation,  etc.)
   Estimated  Cost . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        150,000


Total  Estimated  Working  Capital. . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,350,000
                                                                                            -----------
TOTAL  ESTIMATED  COST  FOR  PROJECT. . . . . . . . . . . . . . . . . . . . . . . . . . .   $ 4,500,000


GOVNERMENT REGULATIONS AND ENVIRONMNETAL COMPLIANCE

     CCP is committed to compliance with all federal, state and local government and environmental regulations. Prior to a site selection specific local regulations are unknown. Environmental regulations include 3 categories: air;
water; and solid waste. Air discharge for cross-linked polyethylene foam production requires a "Synthetic Minor" permit. The fee for this permit is $400. Wastewater disposal will utilize municipal systems. This will require a "pre-treatment" permit and the fee is $325. In the event the manufacturing facility is free standing (not a public warehouse complex facility), a "storm water" permit is required for water runoff. This fee would be $420. Material scrap is utilized as a base component for carpet liners. Although these are non-hazardous materials, a "hazardous waste I.D. number" will be applied for from the Environmental Protection Agency. There is no application fee for this permit. Beyond permits indicated, there are no additional government approvals required or regulations to be met. Cross-linked polyethylene is an inert product. The chemicals that makeup this material are also inert. With no hazardous materials utilized in the process or to dispose of, there are no environmental related costs for internal processing, storage or disposal.


PROPERTY  AND  FACILITIES

     CCP owns no property. Currently, Mr. Allison is running the business from an office in his home. There is no lease or rental fee. CCP has an office mailbox located at 6040-A Six Forks Road, Suite 179, Raleigh, North Carolina 27609. The cost of this mail box is $108 per year.

INTELLECTUAL  PROPERTY

     CCP  has  no  intellectual  property.

                         DIRECTORS, EXECUTIVE OFFICERS,
                          PROMOTERS AND CONTROL PERSONS

DIRECTORS  AND  OFFICERS

     The following are CCP`s directors and executive officers. The terms of all directors expire at the next annual meeting of shareholders and upon election of their successors. The terms of all officers expire at the next annual meeting of the board of directors and upon the election of the successors of such officers.

          Name                 Age                       Position
          ----                 ---                       --------
  David  R.  Allison           55   President, CFO, and Chairman of the Board of
                                    Directors

  Francis  Ray  Provencher     60   Secretary  and  Director

  Thomas  R.  Shute            63   Director


     DAVID R. ALLISON has been President, CFO, and Chairman of the Board of Directors since September, 2002. Mr. Allison founded Custom Craft Packaging, Inc. in 1993, CCP`s operating subsidiary. Mr. Allison was the president and Chairman of the Board of Directors of Custom Craft up until the time it was acquired by CCP. From September, 1999 to July 2000 he was vice president of sales for CompuPrint, Inc., a publicly reporting company as of 2002, and is currently the president, CFO and Chairman of the Board of Directors of CompuPrint, Inc. CompuPrint is a remanufacturer and distributor of laser and ink jet printer cartridges. From 1985 to 1993, Mr. Allison was the founder and president of Com-Tech Packaging, Inc., its business included packaging and foam manufacturing. Mr. Allison graduated from the University of Denver with a B.S. degree in Business Administration in 1971. Mr. Allison currently devotes approximately 10 hours per week to CCP and 15 hours to its subsidiary Custom Craft. It is anticipated that the number of hours he commits to CCP will continue to grow through 2003 to approximately 30 hours per week to CCP and an additional 15 hours to its subsidiary Custom Craft.

     FRANCIS "RAY" PROVENCHER has been the secretary and a director since September, 2002. Since 1994, Mr. Provencher has been the treasurer of Custom Craft Packaging, Inc. Since 1992, Mr. Provencher has been self-employed as an accountant. From 1988 to 1992 he was the controller for J&G Truck Brokers, Inc., a freight brokerage in Wake Forest, North Carolina. From 1984 to 1988 he was the controller for Geobased Systems, Inc., a computer software developer in Research Triangle Park, North Carolina. From 1982 to 1984 he was an accounting instructor at Hardbarger Junior College in Raleigh, North Carolina. Mr. Provencher attended North Carolina State University from 1975 to 1980 and studied accounting. He earned his Public Accountant`s Certificate in 1981. Mr. Provencher currently devotes approximately 2 hours per week each to CCP and to its subsidiary Custom Craft. This commitment is expected to grow through 2003 to 5 hours per week each to CCP and to its subsidiary Custom Craft.

     THOMAS R. SHUTE has been a director since September, 2002. From 1992 to the present, Mr. Shute has been president of Thomas R. Shute, Inc., and engaged as a network and computer mainframe consultant. From 1965 to 1992, Mr. Shute held various positions with IBM. During Mr. Shute`s last position with IBM, from 1986 to 1992, he was responsible for building a consulting program for voice and data integration. Mr. Shute earned his B.S. Degree in Chemical Engineering from the University of New Hampshire in 1965. Mr. Shute currently devotes approximately 2 hours per week each to CCP and to its subsidiary Custom Craft. This commitment is expected to grow through 2003 to 5 hours per week each to CCP and to its subsidiary Custom Craft.

                             EXECUTIVE COMPENSATION

     The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the Named Executive Officers, as defined below, for the fiscal years ended December 31, 2002, 2001 and 2000. Note that CCP Worldwide was incorporated on September 23, 2002, therefore, there was no compensation to any executive officers in 2000, or 2001. The compensation to David R. Allison listed below reflects compensation from Custom Craft, CCP`s operating subsidiary. The named executive officers (the "Named Executive Officers") are CCP Worldwide, Inc.`s Chief Executive Officer, Chief Operating Officer and Secretary and the other executive officers of CCP Worldwide who each received in excess of $100,000 in total annual salary and bonus for fiscal year 2002. Compensation is shown in the following table:

                           Summary Compensation Table

                                                        Annual Compensation
                                                    ----------------------------
                                    Fiscal                         Other Annual
    Name and Principal Position     Year     Salary ($)         Compensation ($)
    ---------------------------  --------- -------------   ---------------------

    David  R.  Allison            2002           0               $45,000 (1)
    President, CFO, Chairman      2001           0               $45,000 (2)
    of the Board of Directors     2000           0               $59,796 (2)

    Francis  Ray  Provencher      2002           0                  0
    Secretary, Director           2001           0                  0
                                  2000           0                  0


    Thomas  R.  Shute             2002           0                  0
    Director                      2001           0                  0
                                  2000           0                  0

(1) Includes $19,400 net S-corporation earnings of Custom Craft and $10,000 consulting fee by CCP.

(2)  Represents  net  S-corporation  earnings  of  Custom  Craft.

DIRECTOR COMPENSATION

     At this time, we do not pay any compensation to directors for their attendance at board meetings.

STOCK  OPTION  GRANTS

     There were no individual grants of stock options to any Executive Officers during the fiscal years ended December 31, 2002, 2001 or 2000.

2002  STOCK  OPTION  PLAN

     We adopted our 2002 Stock Option Plan on September 23, 2002. The plan provides for the grant of options intended to qualify as "incentive stock options", options that are not intended to so qualify or "nonstatutory stock options" and stock appreciation rights. The total number of shares of common stock reserved for issuance under the plan is 500,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change, plus an indeterminate number of shares of common stock issuable upon the exercise of "reload options" described below. We have not yet granted any options or stock appreciation rights under the plan.

     The plan is presently administered by our board of directors, which selects the eligible persons to whom options shall be granted, determines the number of common shares subject to each option, the exercise price therefor and the periods during which options are exercisable, interprets the provisions of the plan and, subject to certain limitations, may amend the plan. Each option granted under the plan shall be evidenced by a written agreement between us and the optionee.

     Options may be granted to our employees (including officers) and directors and certain of our consultants and advisors.

     The exercise price for incentive stock options granted under the plan may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted. The exercise price for nonstatutory stock options is determined by the board of directors. Incentive stock options granted under the plan have a maximum term of ten years, except for 10% stockholders who are subject to a maximum term of five years. The term of nonstatutory stock options is determined by the board of directors. Options granted under the plan are not transferable, except by will and the laws of descent and distribution.

     The board of directors may grant options with a reload feature. Optionees granted a reload feature shall receive, contemporaneously with the payment of the option price in common stock, a right to purchase that number of common shares equal to the sum of (i) the number of shares of common stock used to exercise the option, and (ii) with respect to nonstatutory stock options, the number of shares of common stock used to satisfy any tax withholding requirement incident to the exercise of such nonstatutory stock option.

     Also, the plan allows the board of directors to award to an optionee for each share of common stock covered by an option, a related alternate stock appreciation right, permitting the optionee to be paid the appreciation on the option in lieu of exercising the option. The amount of payment to which an optionee shall be entitled upon the exercise of each stock appreciation right shall be the amount, if any, by which the fair market value of a share of common stock on the exercise date exceeds the exercise price per share of the option.

LIMITATION  ON  LIABILITY  AND  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Our Certificate of Incorporation eliminates the personal liability of directors to us and our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Section 102 of the Delaware General Corporation Law, provided that this provision shall not eliminate or limit the liability of a director:

     (i) for any breach of the director`s duty of loyalty to us or our stockholders;

     (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     (iii) arising under Section 174 of the Delaware General Corporation Law (with respect to unlawful dividend payments and unlawful stock purchases or redemptions); or

     (iv) for any transaction from which the director derived an improper personal benefit.

     Additionally, we have included in our Certificate of Incorporation and our Bylaws provisions to indemnify our directors, officers, employees and agents and to purchase insurance with respect to liability arising out of the performance of their duties as directors, officers, employees and agents as permitted by
Section  145  of  the  Delaware  General  Corporation Law.  The Delaware General
Corporation Law provides further that indemnification shall not be deemed exclusive of any other rights to which the directors, officers, employees and agents may be entitled under a company`s bylaws, any agreement, vote of stockholders or otherwise.

     The effect of the foregoing is to require us, to the extent permitted by law, to indemnify our officers, directors, employees and agents for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of our common stock as of July 1, 2003. The information in this table provides the ownership information for:

     a. each person known by us to be the beneficial owner of more than 5% of our common stock;
     b.   each  of  our  directors;
     c.   each  of  our  executive  officers;  and
     d.   our  executive  officers,  directors and director nominees as a group.

     Beneficial ownership has been determined in accordance with Rule 13d-3 of the 1934 Exchange Act and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership are based on 4,995,000 shares outstanding. There are currently no outstanding options or warrants to purchase any common stock.

                                                        AMOUNT OF       PERCENT OF
                                                        COMMON STOCK    CLASS
  NAME AND ADDRESS OF BENEFICIAL    EXECUTIVE OFFICE    BENEFICIALLY    OF COMMON
       OWNER                        HELD (IF ANY)       OWNED           STOCK
----------------------------------  ----------------    -------------  ------------
David R. Allison                    President, CFO and   3,000,000          60%
c/o CCP Worldwide, Inc.             Chairman of the
6040-A Six Forks Road, Suite 179    Board of Directors
Raleigh, North Carolina 27609

Francis Ray Provencher              Secretary and                0           0%
c/o CCP Worldwide, Inc.             Director
6040-A Six Forks Road, Suite 179
Raleigh, North Carolina 27609

Thomas R. Shute                     Director                10,000          <1%
c/o CCP Worldwide, Inc.
6040-A Six Forks Road, Suite 179
Raleigh, North Carolina 27609

All Executive Officers and
Directors as a Group (3 persons)                         3,010,000          60%


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     On September 23, 2002, David Allison, the sole shareholder of Custom Craft Packaging, Inc., sold all of his Custom Craft Packaging, Inc. shares to CCP in exchange for 3,000,0000 shares of CCP. Mr. Allison was the founder of CCP and of Custom Craft Packaging, Inc.

     Custom Craft (the operating subsidiary of CCP) loans to David Allison, CCP`s President, CFO and Chairman of the Board of Directors, in 2001 and 2002 were as follows: at the beginning of 2001 there was an outstanding loan to David Allison of $6,500, and then an additional $22,100 was loaned to David Allison. Later in 2001, David Allison then repaid $13,500 to Custom Craft. The remaining balance in 2001 owed by David Allison to Custom Craft was $15,100. In 2002 Custom Craft loaned an additional $28,717 to David Allison. In 2002 David Allison repaid $36,700 to Custom Craft. The remaining balance owed by David Allison to Custom Craft as of December 31, 2002 was $7,117. Loans to Mr. Allison consisted of various advances and reimbursements over the years. The loans were non-interest bearing and due upon demand.


     In September, 2002, we issued 50,000 shares of our common stock to KGL Investments, Ltd., the beneficial owner of which is Kaplan Gottbetter & Levenson, LLP, counsel to CCP. The shares were issued in exchange for $2,500 worth of non-legal services rendered. The shares were valued at $.05 per share.

     We believe that the terms of the above transactions are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm`s length basis. To the extent we may enter into any agreements with related parties in the future, the board of directors has determined that such agreements must be on similar terms.

                            DESCRIPTION OF SECURITIES

     Our authorized capital stock currently consists of 100,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share, the rights and preferences of which may be established from time to time by our Board of Directors. There are 4,995,000 shares of our common stock issued and outstanding, and no other securities, including without limitation any preferred stock, convertible securities, options, warrants, promissory notes or debentures outstanding.

     The description of our securities contained herein is a summary only and may be exclusive of certain information that may be important to you. For more complete information, you should read our Certificate of Incorporation and its restatements, together with our corporate bylaws.

COMMON  STOCK

     Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our board of directors out of funds legally available therefor.

     Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably, our net assets available after the payment of:

     a. all secured liabilities, including any then outstanding secured debt securities which we may have issued as of such time;
     b. all unsecured liabilities, including any then unsecured outstanding secured debt securities which we may have issued as of such time; and
     c.   all  liquidation  preferences on any then outstanding preferred stock.

     Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

PREFERRED  STOCK

     Our board of directors is authorized, without further stockholder approval, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of these shares, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series. These shares may have rights senior to our common stock. The issuance of preferred stock may have the effect of delaying or preventing a change in control of us. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock. At present, we have no plans to issue any shares of our preferred stock.

DELAWARE  ANTI-TAKEOVER  LAW

     If we close an initial public offering of our securities, and become listed on a national stock exchange or the NASDAQ Stock Market or have a class of voting stock held by more than 2000 record holders, we will be governed by the provisions of Section 203 of the General Corporation Law of Delaware. In general, such law prohibits a Delaware public corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless it is approved in a prescribed manner.

     As a result of Section 203 of the General Corporation Law of Delaware, potential acquirers may be discouraged from attempting to effect acquisition transactions with us, thereby possibly depriving holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

REPORTS  TO  STOCKHOLDERS

     We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practical after the end of each fiscal year. Our fiscal year ends December 31.

TRANSFER  AGENT

     We have appointed Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004 as transfer agent for our common stock.

                              SELLING STOCKHOLDERS

     All of the shares of CCP common stock offered under this prospectus may be sold by the holders. We will not receive any of the proceeds from sales of shares offered under this prospectus.

     All costs, expenses and fees in connection with the registration of the selling stockholders` shares will be borne by us. All brokerage commissions, if any, attributable to the sale of shares by selling stockholders will be borne by such holders.

     The selling stockholders are offering a total of 1,995,000 shares of CCP common stock. The selling stockholders are not, nor are they affiliated with, broker dealers. The following table sets forth:

     a.   the  name  of  each  person  who  is  a  selling  stockholder;

     b. the number of securities owned by each such person at the time of this offering; and

     c. the number of shares of common stock such person will own after the completion of this offering.

     The column "Shares Owned After the Offering" gives effect to the sale of all the shares of common stock being offered by this prospectus.


                                      NUMBER OF  SHARES OWNED PRIOR TO   SHARES OWNED AFTER THE
                                       SHARES       THE OFFERING               OFFERING
 SELLING STOCKHOLDER                  OFFERED     NUMBER    PERCENTAGE   NUMBER      PERCENTAGE

Anderson, Dennis                        10,000     10,000       *          -0-          -0-

                                      NUMBER OF  SHARES OWNED PRIOR TO   SHARES OWNED AFTER THE
                                       SHARES       THE OFFERING               OFFERING
 SELLING STOCKHOLDER                  OFFERED     NUMBER    PERCENTAGE   NUMBER      PERCENTAGE

Bamby Investments S.A. (1)             150,000    150,000       3%         -0-          -0-

Barker IV, Jetter A.                     5,000      5,000       *          -0-          -0-

Barker, Elenora                          3,500      3,500       *          -0-          -0-

Barnes, Alicia G.                       10,000     10,000       *          -0-          -0-

Callanan, Victoria                      10,000     10,000       *          -0-          -0-

Causey III, James                       10,000     10,000       *          -0-          -0-

Christen, Thomas                       150,000    150,000       3%         -0-          -0-

Conklin, William                        10,000     10,000       *          -0-          -0-

Crystal Overseas Trading Inc. (2)      150,000    150,000       3%         -0-          -0-

Curchod, Roger                          10,000     10,000       *          -0-          -0-

Eikenberry, Erik                        10,000     10,000       *          -0-          -0-

Fahlberg, John                          12,500     12,500       *          -0-          -0-

Handschin, Kurt                         10,000     10,000       *          -0-          -0-

Harlow, Carlton (3)                     10,000     10,000       *          -0-          -0-

Harlow, Claude  (4)                      5,000      5,000       *          -0-          -0-

Harlow, Julia                            5,000      5,000       *          -0-          -0-

Ignacio, Dara S.                        10,000     10,000       *          -0-          -0-

Jackson Steinem, Inc. (5)               50,000     50,000       1%         -0-          -0-

Lane, Jr., Ollen                        10,000     10,000       *          -0-          -0-

Ledford, Donald                         15,000     15,000       *          -0-          -0-

Lee, Judith                              5,000      5,000       *          -0-          -0-

Lupercio, Janet                         10,000     10,000       *          -0-          -0-

MacDonald, Gina                         10,000     10,000       *          -0-          -0-

McDowell, Scott                         25,000     25,000       *          -0-          -0-

Ming Capital Enterprises, Inc. (6)     150,000    150,000      3%          -0-          -0-

Murphy, Michael W.                      10,000     10,000      *           -0-          -0-

Noyola, Nelson                          10,000     10,000      *           -0-          -0-

Parker, Lisa                            10,000     10,000      *           -0-          -0-

                                      NUMBER OF  SHARES OWNED PRIOR TO   SHARES OWNED AFTER THE
                                       SHARES       THE OFFERING               OFFERING
 SELLING STOCKHOLDER                  OFFERED     NUMBER    PERCENTAGE   NUMBER      PERCENTAGE

Partner Marketing AG (7)               150,000    150,000      3%          -0-          -0-

Private Investment Company Ltd. (8)    150,000    150,000      3%          -0-          -0-

Reginato, Travis                        10,000     10,000      *           -0-          -0-

Russenberger, Christian                 10,000     10,000      *           -0-          -0-

Schopper, Hans                         150,000    150,000      3%          -0-          -0-

Seloz Gestion & Finance SA (9)         150,000    150,000      3%          -0-          -0-

Shute, Thomas R.(10)                    10,000     10,000      *           -0-          -0-

Smitherman, Jr., James (11)             12,000     12,000      *           -0-          -0-

Smitherman, Susan  (12)                 12,000     12,000      *           -0-          -0-

Syrah Invest Corp. (13)                150,000    150,000      3%          -0-          -0-

Terraco Holding SA (14)                150,000    150,000      3%          -0-          -0-

Turf Holding Inc. (15)                 150,000    150,000      3%          -0-          -0-

Watson, Charles                          5,000      5,000      *           -0-          -0-

Total                                1,995,000  1,995,000                  -0-          -0-


*    Indicates  less  than  one  percent  of the total outstanding common stock.

(1) The beneficial owner and control person of Bamby Investments SA is Camille Escher.

(2) The beneficial owner and control person of Crystal Overseas Trading, Inc. is Daniele Cimmino.

(3)  Carlton Harlow is the son of Claude Harlow.

(4)  Claude Harlow is the father of Carlton Harlow.

(5)  The  beneficial  owner  and   control  person of  Jackson Steinem,  Inc. is
     Adam S. Gottbetter a partner of Gottbetter & Partners, LLP, our legal counsel).

(6) The beneficial owner and control person of Ming Capital Enterprises, Ltd. is Unni Kumaran Menon.

(7) The beneficial owner and control person of Partner Marketing AG is Karl Volger.

(8) The beneficial owner and control person of Private Investment Company Ltd. is The Estate of Martin Christen. Martin Christen was the brother of selling shareholder Thomas Christen.

(9) The beneficial owner and control person of Seloz Gestion & Finance S.A. is Rene Belser.

(10) Thomas  R. Shute  is  a  Director  of  CCP.

(11) James Smitherman Jr. and Susan Smitherman are husband and wife.

(12) James Smitherman Jr. and Susan Smitherman are husband and wife.

(13) The beneficial owner and control person of Syrah Investment Corporation is Engelbert Schreiber jun.

(14) The beneficial owner and control person of Terraco Holding SA is Dagmar Papenberg.

(15) The  beneficial  owner  and  control  person  of  Turf Holding is Vijendran
     Poniah.

                              PLAN OF DISTRIBUTION

     The selling stockholders may, from time to time, sell any or all of their shares of common stock covered by this prospectus on any stock exchange, market or trading facility on which the shares are then traded or in private transactions at a price of $.10 per share until our shares are quoted on the Over-the-Counter Bulletin Board ("OTCBB") and thereafter at prevailing market prices or privately negotiated prices. We will pay the expense incurred to register the shares being offered by the selling stockholders for resale, but the selling stockholders will pay any underwriting discounts and brokerage commissions associated with these sales. The commission or discount which may be received by any member of the National Association of Securities Dealers, Inc. in connection with these sales will not be greater than 8%. The selling stockholders may use any one or more of the following methods when selling shares:

     a. ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     b. block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     c. purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     d.   privately  negotiated  transactions;  and

     e.   a  combination  of  any  such  methods  of  sale.

     In addition, any shares that qualify for sale under Rule 144 may be sold under Rule 144 rather that through this prospectus.

     If the selling shareholders enter into an agreement, after effectiveness of this registration statement, to sell their shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter then CCP will file a post-effective amendment to the registration statement identifying the broker-dealer, providing the required information on the plan of distribution and will revise the disclosures in the registration statement, and will file the broker-dealer agreement as an exhibit to the registration statement.

     In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. None of the selling shareholders are broker-dealers or affiliates of broker dealers. There are no standby arrangements or agreements with any broker-dealers or underwriting firms to resell on behalf of the selling shareholders.

     Selling shareholders may sell their shares in all 50 states in the U.S. Further, CCP will be profiled in the Standard & Poor`s publications or "manuals". The Standard & Poor`s manuals are widely subscribed to by broker/dealers, market makers, institutional investors, university libraries and public libraries. A company that is profiled in the Standard & Poor`s manuals obtains a "manual" exemption from state securities regulations for secondary trading purposes in the thirty-five states where there is a provision for manual exemption.

     If our stock does become publicly traded, we will be subject to the penny stock rules. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The rules require that a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction and monthly account statements showing the market value of each penny stock held in the customer`s account. In addition, the rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser`s written agreement to the transaction. These disclosure requirements may have the effect of reducing the liquidity of penny stocks.

     We have advised the selling stockholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered in this prospectus.

     This offering will terminate on the earlier of (i) the date that all shares offered by this prospectus have been sold by the selling shareholders, (ii) twenty-four (24) months from the effective date of the Registration Statement on Form SB-2 that we have filed with the SEC, or (iii) the date all of the selling shareholders may sell all of the shares described herein without restriction by the volume limitations of Rule 144(k) of the Securities Act.

                            MARKET FOR COMMON EQUITY

SHARES  ELIGIBLE  FOR  FUTURE  SALE

MARKET  INFORMATION

     There is no public trading market on which CCP`s Common Stock is traded. CCP has engaged a broker/dealer to file a Form 211 with the National Association of Securities Dealers ("NASD") in order to allow the quotation of CCP`s common stock on the Over-the-Counter Bulletin Board (OTCBB). There is no assurance that our common stock will be included on the OTCBB.

     There  are  forty-three  (43)  record  holders  of  common  equity.

     There are no outstanding options or warrants to purchase, or securities convertible into, common equity of CCP.

     We have outstanding 4,995,000 shares of our common stock. Of these shares, 1,995,000 shares will be freely tradable without restriction under the Securities Act unless held by our "affiliates" as that term is defined in Rule
144 under the Securities Act. These shares will be eligible for sale in the public market, subject to certain volume limitations and the expiration of applicable holding periods under Rule 144 under the Securities Act. Non-affiliates currently hold 1,985,000 shares of our common stock, 40% of our outstanding shares. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year (including the holding period of any prior owner or affiliate) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of (1) one percent of the number of shares of common stock then outstanding or (2) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been an affiliate of us at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an affiliate), is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

     We can offer no assurance that an active public market in our shares will develop. Future sales of substantial amounts of our shares in the public market could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

                                LEGAL PROCEEDINGS

     We do not believe there are any pending or threatened legal proceedings that, if adversely determined, would have a material adverse effect on us.

                                  LEGAL MATTERS

     Certain legal matters, including the legality of the issuance of the shares of common stock offered herein, are being passed upon for us by our counsel, Gottbetter & Partners, LLP, 630 Third Avenue, New York, New York 10017. Jackson Steinem, Inc. (the beneficial owner of which is Adam S. Gottbetter of Gottbetter & Partners, LLP) is registering 50,000 shares of CCP stock in this registration statement.

                                     EXPERTS

     The financial statements of CCP Worldwide, Inc., for the year ended December 31, 2001, have been included herein and in the registration statement in reliance upon the report of Rogoff & Company, P.C., independent certified public accountants, appearing elsewhere herein, and upon the authority of that firm as experts in accountant and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. However, once this registration statement becomes effective we will be required to file quarterly and annual reports and other information with the Securities and Exchange Commission.

     We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by this prospectus. The prospectus is part of the registration statement, and, as permitted by the SEC`s rules, does not contain all of the information in the registration statement. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

                     [Letterhead of Rogoff & Company, P.C.]



                          Independent Auditors' Report
                          ----------------------------


To the Board of Directors and Shareholders
CCP Worldwide, Inc.:

We have audited the accompanying consolidated balance sheet of CCP Worldwide, Inc. and subsidiary as of December 31, 2002, and the related consolidated statements of operations, of cash flows and of shareholders' equity for the years ended December 31, 2002 and 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of CCP Worldwide, Inc. and subsidiary at December 31, 2002, and the consolidated results of their operations and their cash flows for the years ended December 31, 2002 and 2001 in conformity with U.S. generally accepted accounting principles.


                                            /s/Rogoff & Company, P.C.

Rogoff & Company, P.C.
New York, New York
February 13, 2003

                   CCP WORLDWIDE, INC. and Subsidiary
                       Consolidated Balance Sheets



                                                                   March 31,
                                                                     2003          December 31,
                                                                  (Unaudited)         2002
                                                                  -----------       ---------

                                 ASSETS
                                 ------

Current assets:
  Cash                                                             $  48,271        $ 133,927
  Accounts receivable, net of allowance
    for doubtful accounts of $2,000 in                                22,110           20,051
    2003 and 2002
  Loan to shareholder                                                  7,117            7,117
                                                                   ---------        ---------
  Total current assets                                                77,498          161,095
                                                                   ---------        ---------

Fixed assets:
  Office furniture and equipment                                       1,525            1,525
  Accumulated depreciation                                            (1,525)          (1,525)
                                                                   ---------        ---------
  Total fixed assets                                                      --               --
                                                                   ---------        ---------
Total assets                                                       $  77,498        $ 161,095
                                                                   =========        =========



                  LIABILITIES and SHAREHOLDERS' EQUITY
                  ------------------------------------

Liabilities:
  Accounts payable                                                 $  30,261        $  44,402
  Payroll taxes payable                                                5,324               --
                                                                   ---------        ---------
  Total current liabilities                                           35,585           44,402
                                                                   ---------        ---------

Commitments (Note H)

Shareholders' equity:
  Preferred stock, $0.0001 par value,
  5,000,000 shares authorized, no
  shares issued and outstanding                                           --               --
  Common stock, $0.001 par value, 100,000,000
  shares authorized, 4,995,000 shares issued and outstanding           4,995            4,995
Additional paid in capital                                           136,181          136,181
Retained deficit                                                     (99,263)         (24,483)
                                                                   ---------        ---------
Total shareholders' equity                                            41,913          116,693
                                                                   ---------        ---------

Total liabilities and shareholders' equity                         $  77,498        $ 161,095
                                                                   =========        =========


See accompanying notes to financial statements.

          CCP WORLDWIDE, INC. and Subsidiary
        Consolidated Statements of Operations


                                                         Three Months Ended
                                                      March 31,         March 31,                 Years Ended
                                                        2003               2002           December 31,     December 31,
                                                    (Unaudited)        (Unaudited)            2002              2001
                                                    -----------        -----------        -----------        ----------
Net sales                                           $    47,819        $   101,060        $   288,919        $   399,848
Cost of sales                                            38,950             90,122            244,733            344,511
                                                    -----------        -----------        -----------        ----------
    Gross profit                                          8,869             10,938             44,186             55,337
                                                    -----------        -----------        -----------        ----------

Selling, general and administrative expenses:
  Shareholder compensation (Note A)                      32,814             11,250             45,000             45,000
  Other                                                  50,360              2,130             38,480             21,656
  Depreciation                                               --                 --                 87                 55
                                                    -----------        -----------        -----------        ----------
  Total expenses                                         83,174             13,380             83,567             66,711
                                                    -----------        -----------        -----------        ----------

(Loss) income before income taxes                       (74,305)            (2,442)           (39,381)           (11,374)


Income taxes - current:                                     475                 --                350                100
                                                    -----------        -----------        -----------        ----------

Net (loss) income                                   $   (74,780)       $    (2,442)       $   (39,731)       $   (11,474)
                                                    ===========        ===========        ===========        ==========

Loss per common share - basic                       $     (0.01)       $        **        $     (0.01)       $       **
                                                    ===========        ===========        ===========        ==========

Weighted average common
  shares outstanding - basic                          4,995,000          3,000,000          3,168,745          3,000,000
                                                    ===========        ===========        ===========        ==========


** Amount is less than $.01.


See accompanying notes to financial statements.

               CCP WORLDWIDE, INC. and Subsidiary
             Consolidated Statements of Cash Flows


                                                              Three Months Ended
                                                           March 31,       March 31,                Years Ended
                                                             2003             2002          December 31,     December 31,
                                                          (Unaudited)      (Unaudited)          2002            2001
                                                           ---------        ---------        ---------        ---------
Cash flows from operating activities:
  Net Income (loss)                                        $ (74,780)       $  (2,442)       $ (39,731)       $ (11,474)
  Adjustments to reconcile net income (loss) to
  net cash provided (used) by operating activities:
    Depreciation                                                  --               --               87               55
    Shareholder compensation (Note A)                             --            8,750           35,000           45,000
    Common stock issued for services                              --               --            2,500               --
    Changes in operating assets and liabilities:
      Accounts receivable                                     (2,059)         (18,133)          13,500           13,159
      Accounts payable                                       (14,141)             896          (10,386)             (32)
      Payroll taxes                                            5,324               --               --               --
                                                           ---------        ---------        ---------        ---------
    Net cash (used) provided by operating activities         (85,656)         (10,929)             970           46,708
                                                           ---------        ---------        ---------        ---------


Cash flows from financing activities:
  Loan to shareholder                                             --            4,783            7,983           (7,100)
  Distributions to shareholders                                   --               --          (19,400)         (34,675)
  Common stock issued for cash                                    --               --          139,469               --
                                                           ---------        ---------        ---------        ---------
Net cash provided (used) by financing activities                  --            4,783          128,052          (41,775)
                                                           ---------        ---------        ---------        ---------

Net (decrease) increase  in cash                             (85,656)          (6,146)         129,022            4,933
  Cash - beginning of year                                   133,927            6,168            4,905              (28)
                                                           ---------        ---------        ---------        ---------
  Cash - end of year                                       $  48,271        $      22        $ 133,927        $   4,905
                                                           =========        =========        =========        =========


See accompanying notes to financial statements.

                       CCP WORLDWIDE, INC. and Subsidiary
                 Consolidated Statements of Shareholders' Equity
  Years Ended December 31, 2001 and 2002 and Three Months ended March 31, 2003



                                                                 Common Stock
                                                                 ------------               Additional
                                                            Number                      Paid-in       Retained
                                                           of Shares      Amount        Capital       Earnings         Total
                                                           ---------     ---------     ---------      ---------      ---------
Balance, January 1, 2001                                   3,000,000     $   3,000     $      --      $  (2,996)     $       4
    Net loss - 2001                                               --            --            --        (11,474)       (11,474)
    Shareholder compensation (Note A)                             --            --        45,000             --         45,000
    Dividends to shareholder                                      --            --            --        (34,675)       (34,675)
                                                           ---------     ---------     ---------      ---------      ---------
Balance, December 31, 2001                                 3,000,000         3,000        45,000        (49,145)        (1,145)
    Net loss - 2002                                               --            --            --        (39,731)       (39,731)
    Shareholder compensation (Note A)                             --            --        35,000             --         35,000
    Dividends to shareholder                                      --            --            --        (19,400)       (19,400)
    Termination of S-corporation election                         --            --       (83,793)        83,793             --
    Common stock issued for professional services             50,000            50         2,450             --          2,500
    Common stock issued for cash,
      net of placement costs of $55,031                    1,945,000         1,945       137,524             --        139,469
                                                           ---------     ---------     ---------      ---------      ---------
Balance, December 31, 2002                                 4,995,000     $   4,995     $ 136,181      $ (24,483)     $ 116,693
    Net loss - period ended March 31, 2003 (Unaudited)            --            --            --        (74,780)       (74,780)
                                                           ---------     ---------     ---------      ---------      ---------
Balance, March 31, 2003 (Unaudited)                        4,995,000     $   4,995     $ 136,181      $ (99,263)     $  41,913
                                                           =========     =========     =========      =========      =========


See accompanying notes to financial statements.

                       CCP WORLDWIDE, INC. and Subsidiary
                   Notes to Consolidated Financial Statements
            December 31,2002 (Audited) and March 31, 2003 (Unaudited)


Note A - Basis Of Presentation And Summary Of Significant Accounting Policies
-----------------------------------------------------------------------------

Business Combination and Consolidation.
---------------------------------------
CCP Worldwide, Inc. ("CCP") was incorporated under the laws of Delaware on September 23, 2002. On that date it issued 3,000,000 initial shares of common stock to David R. Allison in exchange for 100% of the outstanding stock of Custom Craft Packaging, Inc. ("Custom Craft"). The acquisition has been accounted for as a purchase at historical cost as a combination of companies under common control. Retroactive effect has been given to the combination in the accompanying financial statements. All significant intercompany transactions and balances have been eliminated in consolidation.

Business Activity.
------------------
Since 1993, Custom Craft has designed, developed and sold products, materials and containers that are specifically manufactured for its customers to be used in the packaging and shipment of merchandise. The products are manufactured by outside suppliers and shipped directly to Custom Craft's customers, all of which are in the U.S. Custom Craft sets its own sales prices and extends credit to its customers, for which it has credit risk. Custom Craft supports the quality of its products and is the primary obligor on sales to its customers. Custom Craft selects suppliers based on its assessment of their ability to produce all or some part of the specifically designed materials. Custom Craft is obliged to pay the suppliers and receives no commissions from them. The method of direct shipment used by Custom Craft generally results in its having no inventory.

Between September 23, 2002 and December 31, 2002 the only operations of CCP were the incurrence of expenses related to organization costs and audit fees.

Capital Structure
-----------------
The authorized capital Stock of CCP consists of 100,000,000 shares of common stock, par value $0.001 per share; and 5,000,000 shares of preferred stock, par value $0.0001 per share. 4,995,000 shares of CCP common stock were outstanding at December 31, 2002 and March 31, 2003.

Tax Status and Shareholder Compensation.
----------------------------------------
Until September 23, 2002, Custom Craft was subject to the provisions of Subchapter "S" of the Internal Revenue Code, whereby the net income (loss) of that company was passed through and taxed to the sole shareholder rather than to Custom Craft. Because the "S" corporation's shareholder was compensated for his services primarily through distribution to him of the corporation's net income, the expenses of the corporation did not include expenses representing the fair value of those services. The shareholder has determined the fair value of his services in 2001 and 2002 to be $45,000, giving consideration to the nature of the services performed, the size of the company and the economic results achieved. Accordingly, in the consolidated financial statements, expenses include contributed services in amounts needed to increase the reported compensation expense to that level. The contributed amounts were $45,000 in 2001; $35,000 in 2002; and $8,750 for the three months ended March 31, 2002. Those amounts have been treated as a contribution to additional paid-in capital.

In addition, accumulated "S" corporation losses of $83,793 have been reclassified to additional paid in capital as of September 23, 2002, representing a deemed distribution to the shareholder. Accordingly, the retained earnings (deficit) thereafter reflects operations since the business combination.

After September 23, 2002, CCP and Custom Craft file consolidated tax returns under Subchapter "C" and all compensation is charged to expense.

                       CCP WORLDWIDE, INC. and Subsidiary
                   Notes to Consolidated Financial Statements
            December 31,2002 (Audited) and March 31, 2003 (Unaudited)


Note A - Basis Of Presentation And Summary Of Significant Accounting Policies -
-------------------------------------------------------------------------------
Continued
---------

Allowance for doubtful accounts
-------------------------------
The Company estimates uncollectibility of accounts receivable by analyzing historical bad debts, customer concentrations, customer credit worthiness and current economic trends when evaluating the adequacy of the allowance for doubtful accounts.

Revenue Recognition
-------------------
Revenue from sales of packaging materials is recognized when the customers have received such materials.

Loan to Shareholder
-------------------
Loan to shareholder consists of various advances and reimbursements during the course of the year. The loan is non-interest bearing and due upon demand.

Fixed Assets.
-------------
Fixed assets consist of minor office equipment that is being depreciated using the straight-line method over a useful life of three years.

Stock Based Compensation
------------------------
Effective January 1, 2003 the Company adopted SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." SFAS No. 148 amends SFAS No. 123, and provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require more prominent and more frequent disclosures in financial statements of the effects of stock-based compensation. The interim disclosure requirements of SFAS No. 148 are effective for interim periods beginning after December 15, 2002. The Company's stock-based compensation related to employees and non-employee directors is recognized using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and thus there is no compensation expense for options granted with exercise prices equal to the fair value of the Company's common stock on the date of the grant. With respect to stock based compensation granted to non-employees, the Company records an expense equal to the fair value of the option on the measurement date, which is either the earlier of the date at which a commitment for performance is reached or the date at which the service is complete.

Earnings (Loss) Per Share.
--------------------------
The Company presents basic earnings per share and, if appropriate, diluted earnings per share in accordance with the provisions of SFAS No. 128 "Earnings per Share" ("SFAS 128").

Under SFAS 128 basic net earnings (loss) per share is computed by dividing the net earnings (loss) for the year by the weighted average number of common shares outstanding during the year. Diluted net earnings (loss) per share is computed by dividing the net earnings (loss) for the year by the weighted average number of common shares and common share equivalents during the year. Common stock equivalents would arise from the granting of stock options. As of March 31, 2002 the Company did not grant any stock options. Diluted earnings (loss) per share is not included as it is the same as basic.

                       CCP WORLDWIDE, INC. and Subsidiary
                   Notes to Consolidated Financial Statements
            December 31,2002 (Audited) and March 31, 2003 (Unaudited)

Organization Costs.
-------------------
Organization costs have been charged to expense as incurred.

Use of Estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Financial Instruments
---------------------
The carrying amounts of financial instruments, including cash, accounts receivable and accounts payable approximate fair value at March 31, 2002 because of the relatively short maturity of the instruments.

Interim Unaudited Financial Statements
--------------------------------------
The unaudited financial statements for interim periods are presented in accordance with generally accepted accounting principles and, in the opinion of management, include all adjustments (consisting of normal recurring accruals) needed for such presentation. Results of operations for interim periods are not necessarily indicative of annual results.

Note B - Concentration of Credit Risk
-------------------------------------
The Company places its cash at various banking institutions. At times, such amounts might be in excess of the FDIC insurance limit. The company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers.

Note C - Major Customers
------------------------
In 2001 Custom Craft had two customers that accounted for approximately 71% of net sales. In 2002 Custom Craft had two customers that accounted for approximately 77% of net sales. In 2003 Custom Craft had two customers that accounted for approximately 70% of net sales.

At December 31, 2002 Custom Craft had two customers that accounted for approximately 100% of accounts receivable. At March 31, 2003 Custom Craft had two customers that accounted for approximately 93% of accounts receivable.

Note D - Income Taxes
---------------------
The company has no significant timing differences between book and tax income and, accordingly, has not recorded any provision for deferred tax benefits or liabilities. As discussed in Note A, Custom Craft was subject to the provisions of Subchapter "S" of the Internal Revenue Code, whereby the net income (loss) of that company was taxed to the sole shareholder rather than to the company. Those accumulated losses ($83,793 at September 23, 2002) will not generate future net operating loss (NOL) benefits for the consolidated companies and, accordingly, no deferred tax benefit has been provided thereon. Additionally, a full valuation allowance has been charged against the potential deferred tax benefit that may arise from the NOL accumulated since September 23, 2002 ($99,263 at March 31, 2003) because it is more likely than not that the benefit will not be realized.

Note E - Capital Transactions
-----------------------------
In September 2002 CCP issued 50,000 shares of common stock in exchange for consulting services valued at $2,500; and in December 2002 CCP issued 1,945,000 shares of common stock for cash, at $0.10 per share, pursuant to a private offering memorandum. Direct costs of the private placement of $55,031 were charged against additional paid in capital.

                       CCP WORLDWIDE, INC. and Subsidiary
                   Notes to Consolidated Financial Statements
            December 31,2002 (Audited) and March 31, 2003 (Unaudited)


Note F - Stock Option Plan
--------------------------
The company adopted its 2002 Stock Option Plan on September 23, 2002. The plan provides for the grant of options intended to qualify as "incentive stock options;" options that are not intended to so qualify ("non-statutory stock options"); and stock appreciation rights. The total number of shares of CCP common stock reserved for issuance under the plan is 500,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar change; plus an indeterminate number of shares issuable upon the exercise of "reload options". No options have been granted under the plan.

Note G - Comprehensive Income
-----------------------------
The company has no components of comprehensive income other than net income or loss

Note H  - Commitments
------  -------------
In connection with the preparation and execution of its private placement of shares (Note E); a future planned registration of its shares with the Securities and Exchange Commission; and the preparation of the required information and disclosure statements of the National Association of Securities Dealers, CCP has entered into a letter agreement to pay $150,000 to its law firm, payable in installments as specified in the agreement. The law firm was paid $50,000 (plus expenses) in December 2002 from the proceeds of the private placement for services rendered. This amount was charged to operations. Future installments will become due as the registration and listing process proceeds.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.   INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Company`s Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by Section 145 of the Delaware General Corporate Law ("DGCL"), as amended from time to time, indemnify its officers and directors.

     Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney`s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of any action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     The Company`s Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted by the DGCL, director liability for monetary damages for breaches of the fiduciary duty of care or any other duty as a director.

     Article X of the Registrant`s certificate of incorporation provide as follows:

                                    ARTICLE X
                      LIMITATION ON LIABILITY OF DIRECTORS;
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS;
                         PERSONAL LIABILITY OF DIRECTORS

     (i) To the fullest extent permitted by the GCL, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article X nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article X shall eliminate or reduce the effect of this Article X in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     (ii) The Corporation shall indemnify each of the Corporation`s directors and officers in each and every situation where, under Section 145 of the GCL, as amended from time to time ("Section 145"), the Corporation is permitted or empowered to make such indemnification. The Corporation may, in the sole discretion of the Board of Directors of the Corporation, indemnify any other person who may be indemnified pursuant to Section 145 to the extent that the Board of Directors deems advisable, as permitted by
     Section  145.

     (iii) No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director of the Corporation, (i) for any breach of the director`s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law , (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is subsequently amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended GCL. For purposes of this Article X, "fiduciary duty as a director" shall include any fiduciary duty arising out of service at the Corporation`s request as a director of another corporation, partnership, joint venture or other enterprise, and "personal liability to the Corporation or its stockholders" shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise and any liability to the Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.

ITEM  25.   EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

     Securities  and  Exchange  Commission  Registration  Fee  $    25.00
     Legal  Fees                                                50,000.00
     Accounting  Fees                                           15,000.00
     Printing  and  Engraving                                    3,500.00
     Miscellaneous                                               1,700.00
                                                              ------------

      TOTAL                                                   $ 70,225.00

ITEM  26.   RECENT  SALES  OF  UNREGISTERED  SECURITIES.

On September 23, 2002, David Allison, the sole shareholder of Custom Craft Packaging, Inc., sold all of his Custom Craft Packaging, Inc. shares to CCP in exchange for 3,000,0000 shares of CCP. The sale was a private transaction without registration in reliance on the exemptions provided by Section 4(2) and Rule 506 of Regulation D of the Securities Act of 1933, as amended.

     In  September,  2002,  CCP  issued 50,000 shares of its common stock to KGL
Investments, Ltd., the owner of which is now Jackson Steinem, Inc. The beneficial owner of which is Adam S. Gottbetter of Gottbetter & Partners, LLP counsel to the Company. The shares were issued in exchange for $2,500 worth of non- legal services rendered, which included corporate formation and corporate governance. The shares were valued at $.05 per share. KGL Investments, Ltd. and Jackson Steinem, Inc. are accredited investors.

     From November 1, 2002 to December 19, 2002, CCP sold 1,945,000 shares of its common stock at $.10 per share for a total of $194,500. The shares were sold to 26 accredited investors(there were no nonaccredited investors), and to 14 foreign investors who had access to all material information pertaining to the Company. This private securities offering was a single offering. A private placement memorandum was provided to the accredited investors ( the U.S. investors). These investors were personal business acquaintances of CCP`s officers and directors. The sales were a private transaction without registration in reliance on the exemptions provided by Section 4(2), Rule 506 of Regulation D and Rule 903 of Regulation S of the Securities Act of 1933, as amended. The foreign investors agreed to resell their CCP stock only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

     The issuances of securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. The Company made the determination that each investor had enough knowledge and experience in finance and business matters to evaluate the risks and merits of the investment. There was no general solicitation or general advertising used to market the securities. Also, these investors were given a private placement memorandum containing the kind of information normally provided in a prospectus. All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

ITEM  27.   EXHIBITS.

  Exhibit
  Number        Description
---------       ----------------------------------------------------------------

  3.1     -     Certificate  of  Incorporation*

  3.2     -     By-Laws*

  4.1     -     Specimen  Certificate  of  Common  Stock

  5.1     -     Form  of  Opinion  of  Counsel

 10.1     -     Stock  Option  Plan  of  2002*


 10.2     -     Common Stock Purchase Agreement Between
                CCP Worldwide Inc. and David R. Allison


 21.1     -     List  of  Subsidiaries*

  Exhibit
  Number       Description
---------      -----------------------------------------------------------------

 23.1     -     Accountant`s  Consent

 23.2     -     Counsel`s  Consent  to  Use  Opinion
                (included  in Exhibit 5.1)

 * Previously Filed in Registration Statement on Form SB-2, filed with the Securities and Exchange Commission, Registration Statement No 333-102629 on January 21, 2003.




ITEM  28.   UNDERTAKINGS.

     The  Registrant  undertakes  to:

     (1) File, during any period in which it offers or sales securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424
               (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at then end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Raleigh, North Carolina on July 1, 2003.

                                              CCP  Worldwide,  Inc.


                                              By: /s/ David R. Allison
                                                  -----------------------------
                                                   David  R.  Allison
                                                   President, CFO and
                                                   Chairman  of  the  Board


     In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.

      Signature                           Title                                    Dated
 /s/ David R. Allison              President, CFO, and                          July 1, 2003
------------------------------     Chairman of the Board
     David R. Allison


/s/  Francis Ray Provencher        Secretary, Principal Accounting Officer,     July 1, 2003
------------------------------     Director
     Francis Ray Provencher


/s/  Thomas R. Shute               Director                                     July 1, 2003
------------------------------
     Thomas R. Shute

                               CCP WORLDWIDE, INC.
                                  EXHIBIT INDEX

  Exhibit
  Number        Description
---------       ----------------------------------------------------------------

  3.1     -     Certificate  of  Incorporation *

  3.2     -     By-Laws *

  4.1     -     Specimen  Certificate  of  Common  Stock

  5.1     -     Form  of  Opinion  of  Counsel

 10.1     -     Stock  Option  Plan  of  2002*

 10.2     -     Common Stock Purchase Agreement Between CCP Worldwide, Inc.
                and David R. Allison

 21.1     -     List  of  Subsidiaries*

 23.1     -     Accountant`s  Consent

 23.2     -     Counsel`s  Consent  to  Use  Opinion
                (included  in Exhibit 5.1)


 * Previously Filed in Registration Statement on Form SB-2, filed with the Securities and Exchange Commission, Registration Statement No 333-102629 on January 21, 2003.

** Previously Filed in Registration Statement on Form SB-2, filed with the Securities and Exchange Commission, Registration Statement No 333-102629 on March 28, 2003.